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                                                                   Exhibit 99.3

     This SUBORDINATION AGREEMENT, dated as of September ___, 2005, is between VERSO TECHNOLOGIES, INC. ("Creditor"), and BRIDGE BANK, NATIONAL ASSOCIATION, ("Lender").

                                    RECITALS

     A. CITEL Technologies Limited and CITEL Technologies, Inc. (collectively "Borrower") have requested and/or obtained certain credit accommodations from Lender which are or may be from time to time secured by assets and property of Borrower.

     B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

     C. In order to induce Lender to extend credit to Borrower and, at any time or from time to time, at Lender's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, or other accommodation as Lender may deem advisable, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future (the "Subordinated Debt") to all of Borrower's indebtedness and obligations to Lender; and (ii) all of Creditor's security interests, if any, to all of Lender's security interests in the property of Borrower, pursuant to the terms and conditions below.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Lender any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Lender, the security interest of Lender in the accounts, including health care receivables, chattel paper, general intangibles, inventory, equipment, instruments, including promissory notes, deposit accounts, investment property, documents, letter of credit rights, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, and other property of the Borrower (the "Collateral") shall at all times be prior to the security interest of Creditor.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (the "Senior Debt"). The amount included in the Senior Debt subject to the terms of this Agreement shall not exceed Five Million Dollars ($5,000,000).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as all the Senior Debt is fully paid in cash. The foregoing notwithstanding, Creditor shall be entitled to receive each regularly scheduled payment of interest or principal that constitutes Subordinated Debt, provided that a default under the Senior Debt has not occurred and is not continuing and would not exist immediately after such payment. Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower.

4. Creditor shall promptly deliver to Lender in the form received (except for endorsement or assignment by Creditor where required by Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Lender's claim for the Senior Debt against Borrower and the estate of Borrower shall be paid in full before any


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payment is made to Creditor.

6. Until the Senior Debt is fully paid in cash, Creditor irrevocably appoints Lender as Creditor's attorney-in-fact, and grants to Lender a power of attorney with full power of substitution, in the name of Creditor or in the name of Lender, for the use and benefit of Lender, without notice to Creditor, to perform at Lender's option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Lender elects, in its sole discretion, to file such claim or claims; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Lender deems appropriate for the enforcement of its rights hereunder.

7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

8. This Agreement shall remain effective for so long as Borrower owes any amounts to Lender. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Lender may take such actions with respect to the Senior Debt as Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Lender's rights hereunder. Creditor waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

9. Creditor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration or contribution or any other claim which the Creditor may now or hereafter have against Borrower or against any property of Borrower arising from the existence, performance or enforcement of Creditor's obligations and liabilities under this Agreement until the indefeasible payment in full of the Senior Debt, at which time Creditor shall be deemed to be subrogated to the rights of Lender to receive payments or distributions of cash, property or securities of Borrower applicable to such debt until the Subordinated Debt shall be paid in full in cash; and, for the purposes of such subrogation, no such payments or distributions to Lender by or on behalf of Borrower (or by or on behalf of Creditor by virtue of this Agreement) which otherwise would have been made to Creditor shall, as between the Borrower and the Creditor, be deemed to be a payment by or on behalf of Borrower to or on account of the Senior Debt.

10. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Lender. This Agreement is solely for the benefit of Creditor and Lender and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Lender makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

11. Any notice required or permitted in connection with this Agreement shall be in writing and shall be made by hand delivery, by overnight delivery service, or by certified mail, return receipt requested, postage prepaid,


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addressed to the applicable party at the appropriate address set forth below its signature hereon or to such other address as may be hereafter specified by written notice by such party to the other party and shall be considered given as of the date when actually received.

12. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles. Creditor and Lender submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND LENDER WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

14. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Lender or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Lender.

15. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CREDITOR:                               LENDER:
VERSO TECHNOLOGIES, INC.                BRIDGE BANK, NATIONAL ASSOCIATION


By /s/ Larry Schwartz                   By
   ----------------------------------      -------------------------------------
Name: Larry Schwartz                    Name:
      -------------------------------         ----------------------------------
Title: Vice President                   Title:
       ------------------------------          ---------------------------------

Address for Notices:                    Address for Notices:
Attn: CFO                               Attn: Mike Field
400 Galleria Parkway, Suite 200         2120 El Camino Real
Atlanta, Georgia 30339                  Santa Clara, CA 95050
Fax: (678) 589-3750                     Fax:(408) 982-2112

The undersigned approves of the terms of this Agreement.

BORROWER:

By: /s/ Mike Robinson
    ---------------------------------
Name: Mike Robinson
      -------------------------------
Title: CEO
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